As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OATLY GROUP AB (publ)

(Exact name of registrant as specified in its charter)

SWEDEN	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Oatly Group AB (publ)

Ångfärjekajen 8

211 19 Malmö

Sweden

(Address of Principal Executive Offices)

OATLY GROUP AB (publ) 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

Oatly Inc.

2275 Bridge Street

Building 209, Suite 200

Philadelphia, PA 19137

(Name and address of agent for service)

(866) 704-0391

(Telephone number, including area code, of agent for service)

Copy to:

Laura Katherine Mann White & Case LLP 609 Main Street Houston, Texas 77002 +1 (713) 496-9700	Shoan Panahi Marcus Halling Alexander Berlin-Jarhamn White & Case Advokat AB Biblioteksgatan 12, Box 5573 SE-114 85 Stockholm, Sweden +46 8 506 323 00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Oatly Group AB (publ) (the “Company”) for the purpose of registering an additional 74,364,960 ordinary shares of the Company, par value $0.00018 per share (the “Ordinary Shares”), for issuance under the Oatly Group AB (publ) 2021 Incentive Award Plan, as amended (the “Plan”). The Board of Directors of the Company amended the Plan, subject to the approval of the shareholders of the Company, to increase the number of Ordinary Shares available for issuance under the Plan by 74,364,960 Ordinary Shares (the “Plan Amendment”). On May 20, 2026, the shareholders of the Company approved the Plan Amendment.

The Company previously filed with the U.S. Securities and Exchange Commission (the “Commission”) a Form S-8 (File No. 333-256316) on May 20, 2021, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 4, 2022, registering 69,496,515 Ordinary Shares under the Plan (as amended, and together with all exhibits filed therewith or incorporated therein by reference, the “2021 Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the 2021 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the Commission are incorporated into this Registration Statement by reference, as of their respective dates:

(1)	the Company’s annual report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), filed with the Commission on March 13, 2026;

(2)

the Company’s Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on February 11, 2026 (only with respect to the information contained under the heading “Departure of Director; Appointment of New Director”), February  11, 2026, April  10, 2026, April 27, 2026, April  29, 2026, and May 20, 2026; and

(3)	the description of the Company’s securities contained in Exhibit 2.1 to the Annual Report.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1*	Articles of Association, adopted by the shareholders of the Company on May 20, 2026

4.2	Deposit Agreement (incorporated by reference to Exhibit 2.2 to the Company’s Form 20-F, filed on April 6, 2022).

4.3	Amendment No. 1 to Deposit Agreement (incorporated by reference to Exhibit 2.3 to the Company’s Form 20-F, filed on March 13, 2025).

4.3	Form of American Depositary Receipt (included in exhibit 4.3).

4.4*	Oatly Group AB 2021 Incentive Award Plan, as amended

5.1*	Opinion of White & Case LLP

23.1*	Consent of Ernst & Young AB, independent registered public accounting firm.

23.2*	Consent of White & Case LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Malmö, Sweden, on May 28, 2026.

OATLY GROUP AB (publ)

By	/s/ Jean-Christophe Flatin
Jean-Christophe Flatin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant’s principal executive officer and principal financial officer (currently Jean-Christophe Flatin and Marie-José David, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Christophe Flatin	Chief Executive Officer (principal executive officer)	May 28, 2026
Jean-Christophe Flatin

/s/ Marie-José David	Chief Financial Officer (principal financial and accounting officer)	May 28, 2026
Marie-José David

/s/ Eric Melloul	Board Member	May 28, 2026
Eric Melloul

/s/ Benjamin Black	Board Member	May 28, 2026
Benjamin Black

/s/ Martin Brok	Board Member	May 28, 2026
Martin Brok

/s/ Gregory Christenson	Board Member	May 28, 2026
Gregory Christenson

/s/ Lillis Härd	Board Member	May 28, 2026
Lillis Härd

/s/ Hannah Jones	Board Member	May 28, 2026
Hannah Jones

/s/ Wenjie Ma	Board Member	May 28, 2026
Wenjie Ma

/s/ Frances Rathke	Board Member	May 28, 2026
Frances Rathke

/s/ Rholane Shiburi	Board Member	May 28, 2026
Rholane Shiburi

/s/ Li Wang	Board Member	May 28, 2026
Li Wang

/s/ Yawen Wu	Board Member	May 28, 2026
Yawen Wu

/s/ Stefan Descheemaeker	Board Member	May 28, 2026
Stefan Descheemaeker

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Oatly Group AB (publ) has signed this Registration Statement on May 28, 2026.

OATLY INC.

By	/s/ Alexandra Garza
Alexandra Garza
Authorized Signatory